FORM 8-K
Item 5. Other Events and Regulation FD Disclosure
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 18, 2002

Transmation, Inc. (Exact name of registrant as specified in charter)

Ohio	0-3905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	716-352-7777

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On February 18, 2002 , the Registrant issued the following press release:

TRANSMATION’S BOARD OF DIRECTORS ELECTS CARL E. SASSANO
PRESIDENT AND CHIEF EXECUTIVE OFFICER;

ROBERT G. KLIMASEWSKI RETURNS TO RETIREMENT
AFTER REJOINING TRANSMATION IN DECEMBER, 1999 TO RESET CORPORATE STRATEGY

ROCHESTER, NY – FEBRUARY 18, 2002 – Transmation, Inc. (Nasdaq: TRNS), a leading distributor and marketer of test and measurement instrumentation and calibration and repair services, today announced that the Board of Directors has elected Carl E. Sassano, a Director, as President and Chief Executive Officer succeeding Robert G. Klimasewski who has resigned effective March 31, 2002. Both Messrs. Sassano and Klimasewski will remain as Directors of the Company. Mr. Klimasewski returned to Transmation as President and Chief Executive Officer in December, 1999 to reset the corporate strategy.

Mr. Klimasewski stated: “I am delighted to turn over the reins of Transmation to Carl, whose election as President and Chief Executive Officer is consistent with the management requirements associated with the next stage of our strategic plan. I have largely accomplished the objectives I set out to achieve despite the challenging economic times and it is now time for me to return to retirement. Carl is an accomplished executive and I have great confidence that he has the ability and vision to lead Transmation into the next stage of its growth. I am looking forward with enthusiasm to working closely with him as a member of the Board of Directors.”

Cornelius J. Murphy, Chairman of the Board of Directors of Transmation, Inc., said: “We wish to acknowledge the exceptional contributions of Bob Klimasewski in engineering the transformation of Transmation into a leading provider of both calibration services and advanced, best-in-class test and measurement instrumentation technology. Transmation will continue to benefit from his counsel and his advice as a member of the Board. All of us at Transmation wish him well in his future endeavors.”

Mr. Sassano, 52, who joined Transmation’s Board of Directors in October 2000, brings considerable experience to Transmation and a proven track record of growth in technology companies over his 27 years’ experience as a corporate executive. He was President and Chief Operating Officer of Bausch & Lomb, Inc. in 1999 and 2000. He also held positions in Bausch & Lomb, Inc. as President, Global Vision Care (1996-1999), President, Contact Lens Division (1994-1996), Group President (1993-1994) and President, Polymer Technology (1983-1992), a high growth subsidiary of Bausch & Lomb, Inc.

He earned a B.A. in political science from Eisenhower College and an M.B.A. in marketing from the University of Rochester. He is a member of the Board of Directors of the Rochester Institute of Technology, Strong Memorial Hospital, WXXI (the PBS affiliate for the Greater Rochester area), and the Eastman Dental Center Foundation.

Commenting on his appointment, Mr. Sassano said, “I am excited about leading Transmation as CEO at this stage in the Company’s development. I look forward to working with our management to increase both revenue and market share.”

Chairman Murphy added: “We are pleased to welcome Carl Sassano to Transmation as President and Chief Executive Officer. Carl brings to our company a senior management background in growing businesses on a global scale. His experiences, accomplishments and leadership skills mesh well with the new challenges and opportunities facing Transmation.

Transmation, Inc., through its TRANSCAT Division, sells and markets test and measurement instrumentation and calibration and repair services to a variety of industries including life sciences, communications, aerospace, automotive, petroleum refining, chemical manufacturing, public utility, pharmaceutical, and pulp and paper.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements which are subject to various risks and uncertainties. The Company’s actual results could differ from those anticipated in such forward-looking statements as a result of numerous factors which may be beyond the Company’s control.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMATION, INC.

Dated: February 20, 2002	By:	/s/ Peter J. Adamski Peter J. Adamski Vice President - Finance & CFO